Exhibit 2.1

SHARE EXCHANGE AGREEMENT

among

PARASOL INVESTMENTS CORPORATION, a Delaware corporation

SMARTKEM LIMITED, a United Kingdom corporation

and

THE SHAREHOLDERS OF SMARTKEM LIMITED NAMED HEREIN

February 23, 2021

TABLE OF CONTENTS

Page

ARTICLE I. THE SHARE EXCHANGE	2

1.1 The Share Exchange	2

1.2 [RESERVED]	2

1.3 The Closing	2

1.4 Actions at the Closing	3

1.5 Additional Actions	3

1.6 Exchange of Company Shares	4

1.7 Fractional Shares	4

1.8 Options	4

1.9 Directors and Officers	5

1.10 Certificate of Incorporation and Bylaws	6

1.11 No Further Rights	6

1.12 Exemption from Registration; Rule 144; Regulation S	7

1.13 Certain Tax Matters	8

1.14 Withholding	8

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY	8

2.1 Organization, Qualification and Corporate Power	9

2.2 Capitalization	10

2.3 Authorization of Transaction	10

2.4 Non-contravention	11

2.5 Subsidiaries	11

2.6 Compliance with Laws	12

2.7 Financial Statements	12

2.8 Absence of Certain Changes	13

2.9 Undisclosed Liabilities	13

2.10 Contracts	13

2.11 Litigation	13

2.12 Brokers’ Fees	13

2.13 Books and Records	13

2.14 No Other Representations	14

i

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PARENT	14

3.1 Organization, Qualification and Corporate Power	14

3.2 Capitalization	15

3.3 Authorization of Transaction	16

3.4 Noncontravention	16

3.5 Subsidiaries	16

3.6 SEC Reports and Prior Registration Statement Matters	17

3.7 Compliance with Laws	17

3.8 Financial Statements	18

3.9 Absence of Certain Changes	18

3.10 Undisclosed Liabilities	19

3.11 Off-Balance Sheet Arrangements	19

3.12 Tax Matters	19

3.13 Assets	20

3.14 Real Property	20

3.15 Contracts	20

3.16 Powers of Attorney	21

3.17 Insurance	21

3.18 Litigation	21

3.19 Employees	21

3.20 Employee Benefits	21

3.21 Environmental Matters	22

3.22 Permits	22

3.23 Certain Business Relationships with Affiliates	23

3.24 Tax-Free Reorganization	23

3.25 Brokers’ Fees	23

3.26 Interested Party Transactions	23

3.27 Accountants	24

3.28 Minute Books	24

3.29 Board and Stockholder Action	24

3.30 Intellectual Property	24

3.31 Investment Company	24

3.32 Foreign Corrupt Practices Act	25

3.33 No Integrated Offering	25

3.34 No General Solicitation	25

3.35 Application of Takeover Provisions	25

3.36 Bad Actor Disqualification	25

3.37 No Directed Selling Efforts	26

3.38 No Other Representations	26

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS	26

4.1 Ownership of Company Shares	26

4.2 Authority; Non-Contravention	26

4.3 Tax Matters	27

4.4 Ownership of Company Shares; Affiliates	27

4.5 Company Shareholder Status	27

4.6 Additional Representations and Warranties of Company Shareholders who are Non-U.S. Persons	31

4.7 Exclusivity of Representations; Reliance	33

ARTICLE V. COVENANTS	34

5.1 Closing Efforts	34

5.2 Governmental and Third-Party Notices and Consents	34

5.3 Super 8-K	34

5.4 Access to Company Information	34

5.5 Expenses	35

5.6 Indemnification; Insurance	35

5.7 Name	37

5.8 Parent Board; Amendment of Charter Documents; Corporate Policies	37

5.9 Equity Plans	37

5.10 Information Provided to Stockholders	38

5.11 Securities Exemptions	38

5.12 Parent Auditor Letter	38

5.13 Exempt Issuance	38

5.14 Failure to Fulfill Conditions	38

5.15 Notification of Certain Matters	38

ARTICLE VI. CONDITIONS TO CONSUMMATION OF SHARE EXCHANGE	39

6.1 Conditions to Each Party’s Obligations	39

6.2 Conditions to Obligations of the Parent	39

6.3 Conditions to Obligations of the Company and the Company Shareholders	41

ARTICLE VII. DEFINITIONS	43

ARTICLE VIII. TERMINATION	45

8.1 Termination	45

8.2 Effect of Termination	46

ARTICLE IX. MISCELLANEOUS	46

9.1 Press Releases and Announcements	46

9.2 No Third Party Beneficiaries	46

9.3 Entire Agreement	46

9.4 Succession and Assignment	47

9.5 Counterparts and Facsimile Signature	47

9.6 Headings	47

9.7 Notices	47

9.8 Governing Law	48

9.9 Amendments and Waivers	48

9.10 Severability	48

9.11 Submission to Jurisdiction	48

9.12 WAIVER OF JURY TRIAL	49

9.13 Remedies; Specific Performance	49

9.14 Survival	49

9.15 Construction	49

EXHIBITS

Exhibit A	Amended and Restated Certificate of Incorporation of the Parent
Exhibit B	Amended and Restated Articles of Association of the Parent
Exhibit C	Form of Pre-Share Exchange Indemnity Agreement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Accredited Investor Certification
Exhibit F	Form of Non-U.S. Person Investor Certification

SCHEDULES

Schedule 1.1	Company Shareholders
Schedule 1.5(b)	Power of Attorney
Schedule 2	Company Knowledge Persons
Schedule 5.6(c)	Parent Indemnified Executives
Schedule 6.2(a)	Company Closing Consents
Schedule6.3(b)	Parent Closing Consents

SHARE EXCHANGE AGREEMENT

INTRODUCTION

SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of February 23, 2021 (the “Execution Date”), by and among PARASOL INVESTMENTS CORPORATION, a Delaware corporation (the “Parent”), SMARTKEM LIMITED, a corporation incorporated under the laws of England and Wales with company number 06652152 (the “Company”), and the shareholders of the Company named in Schedule 1.1 hereto (the “Company Shareholders”). The Parent, the Company and each Company Shareholder are each a “Party” and referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, this Agreement contemplates a share exchange between the Parent and the Company Shareholders (the “Share Exchange”), whereby Company Shareholders, except for the holders of the Deferred Shares (as defined below) whose shares will be purchased by the Parent for an aggregate purchase price of $1.40, will receive Parent Common Stock (as defined below) in exchange for their capital stock of the Company;

WHEREAS, contemporaneously with the Share Exchange, the Parent will complete a private placement offering (the “Private Placement Offering”) of a minimum of 5,000,000 shares of the Parent’s common stock, par value $0.0001 per share (the “Parent Common Stock”) (or pre-funded warrants in lieu of shares of Parent Common Stock as contemplated by the Private Placement Offering), at a purchase price of $2.00 per share or $1.99 per pre-funded warrant (as applicable, the “Purchase Price”), upon the terms and subject to the conditions of subscription agreements in a form reasonably acceptable to the Parent and the Company;

WHEREAS, as an inducement to the Company to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement by the Parties, the stockholders of the Parent (the “Parent Stockholders”) prior to the Share Exchange have entered into forfeiture letters with the Parent (the “Forfeiture Letters”), to be effective only upon the Closing (as defined below), pursuant to which an aggregate of 2,500,000 shares of Parent Common Stock (the “Forfeited Shares”) will be forfeited and cancelled immediately prior to the Closing (as defined below) and the Parent Stockholders will provide certain releases;

WHEREAS, as an inducement to the Company to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement by the Parties, Mark N. Tompkins, a Parent Stockholder, has entered into a Notice Cancellation and Extinguishment Agreement with the Parent (the “Note Cancellation Agreement”) to be effective only upon the Closing, pursuant to which the promissory note of the Parent made in favor of Mr. Tompkins (the “Tompkins Note”) will be repaid and cancelled; and

WHEREAS, the Parties intend that the transactions contemplated hereby shall be treated for U.S. federal income Tax purposes, and for purposes of any corresponding provision under state or local income Tax law, as either (1) with respect to the Share Exchange, a transaction qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) with this Agreement to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g), or (2) with respect to the Share Exchange and the Private Placement Offering, taken together, a single integrated transaction that qualifies for nonrecognition treatment pursuant to Section 351 of the Code (the “Intended Tax Treatment”);

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, agree as follows:

ARTICLE I.	THE SHARE EXCHANGE

1.1              The Share Exchange. Upon and subject to the terms and conditions set forth in this Agreement, at the Closing, each Company Shareholder hereby irrevocably contributes, transfers and delivers to Parent (i) the ordinary shares of the Company (the “Company Common Shares”) held by such Company Shareholder as legal and beneficial owner as set forth opposite such Holder’s name on Schedule 1.1 hereto, (ii) the A ordinary shares of the Company (the “Company A Common Shares”) held by such Company Shareholder as legal and beneficial owner as set forth opposite such Company Shareholder’s name on Schedule 1.1 hereto, (iii) the deferred shares of the Company with no voting rights of the Company (the “Deferred Shares” and, together with the Company Common Shares and Company A Common Shares, the “Company Shares”) held by such Company Shareholder as legal and beneficial owner as set forth opposite such Company Shareholder’s name on Schedule 1.1 hereto, and (iv) any and all rights attached or accruing to such Company Shares held by such Company Shareholder (including, without limitation, any and all subscription rights, rights of first refusal and rights to dividends (accrued or unaccrued)), and irrevocably waives any such right that such Company Shareholder is not entitled to assign, in consideration for which the Parent shall issue and allot to the Company Shareholders, except for the holders of the Deferred Shares, that number of shares of Parent Common Stock set forth on Schedule 1.1 hereto opposite such Holder’s name in the column entitled “Parent Common Stock” (such shares of Parent Common Stock, the “Exchange Shares”), with such Exchange Shares to be issued and credited as fully paid up and ranking pari passu in all respects with the existing Parent Common Stock in issue on or after the Closing; provided that any outstanding Deferred Shares shall be acquired by the Parent for the aggregate sum of $1.40, with payment deemed satisfied by the payment to any one holder of the Deferred Shares. Each Company Shareholder waives any right of preemption or other restriction on transfer in respect of the Company Shares (or any of them) conferred on such Company Shareholder under the articles of association of the Company (the “Company Articles”), the investment agreement dated January 24, 2020 as varied on June 17, 2020 (the “Investment Agreement” and, together with the Company Articles, the “Company Constitution”) or otherwise and shall, before the Closing, procure the irrevocable waiver of any such right or restriction conferred on any other person who is not a party to this Agreement (such waiver, the “Waiver of Preemption Rights”). The Company Shareholders hereby agree that the Investment Agreement is terminated and ceases to have effect from the Closing. The Parent hereby accepts the contribution, transfer, assignment and delivery of the Company Shares under this Section. The Company hereby approves and accepts the contributions, assignments, transfers and waivers as set forth in this Section.

1.2              [RESERVED].

1.3              The Closing. The closing of the Share Exchange and the other transactions contemplated by this Agreement (the “Closing”) shall take place remotely, via electronic exchange of documents, simultaneous with the execution and delivery of this Agreement, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in ARTICLE V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in the state of New York are required or authorized by applicable Law to close. The Parent and the Company, respectively, shall each use its commercially reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Share Exchange in accordance with applicable Law at the Closing.

1.4              Actions at the Closing. At the Closing:

(a)               the Company shall deliver to the Parent the various certificates, instruments and documents to be delivered by the Company pursuant to Sections 6.1 and 6.2; and

(b)               the Parent shall deliver to the Company the various certificates, instruments and documents to be delivered by the Parent pursuant to Sections 6.1 and 6.3;

(c)               each Company Shareholder shall deliver to the Parent and the Company (i) share transfer forms in respect of their holdings of Company Shares duly executed by such Company Shareholder, in favor of the Parent, and (ii) the original share certificates for the respective Company Shares or an indemnity in respect of the same.

1.5              Additional Actions.

(a)               If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Company Shareholders, except for the holders of the Deferred Shares, set forth on Schedule 1.1 with full right, title and interest in and to the Exchange Shares to which such person is entitled under Section 1.1, the officers and directors of the Company and Parent shall be, to the extent permitted by applicable Law, fully authorized (in the name of the Parent and otherwise) to take, and shall take, such action. If at any time after the Closing any further action is determined by Parent and the Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Company with full right, title and possession of and to all rights and property of the Company, the officers and directors of the Company and Parent shall be, to the extent permitted by applicable Law, fully authorized (in the name of the Company and otherwise) to take, and shall take, such action. If, at any time after the Closing, any further action is determined by Parent and the Company to be necessary or desirable to carry out the purposes of this Agreement or to vest Parent with full right, title and possession of the Company Shares, the officers and directors of the Company and Parent shall be, to the extent permitted by applicable Law, fully authorized (in the name of Parent and otherwise) to take, and shall take, such action. Following the Closing, the Company Shareholders agree to take all reasonable action requested by Parent or the Company in order to approve any of the actions described herein on behalf of the Company or to vest Parent with full right, title and possession of the Company Shares and each Company Shareholder severally and not jointly undertakes to the Parent that, if and for so long as they remain the registered holder of any of the Company Shares after the Closing, they shall: (i) hold such Company Shares together with all dividends and any other distributions of profits, surplus or other assets in respect of such Company Shares and all rights arising out of or in connection with them, in trust for the Parent, (ii) at all times after the Closing, deal with and dispose of such Company Shares, dividends, distributions, assets and rights as the Parent shall direct, (iii) exercise all voting rights attached to such Company Shares in such manner as the Parent shall direct, and (iv) if required by the Parent, execute all instruments of proxy or other documents as may be necessary to enable the Parent (or its representatives as appropriate) to attend and vote at any meeting of the Company.

(b)               Each Company Shareholder appoints the Parent and the Company as its attorney-in-fact in accordance with the form of power of attorney attached hereto as Schedule 1.5(b).

1.6              Exchange of Company Shares.

(a)               The number of Exchange Shares to be issued pursuant to Section 1.1 shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Shares occurring or having a record date on or after the date hereof and prior to the Closing.

(b)               After the Closing, the Parent shall cause to be delivered book-entry statements for the Exchange Shares to each Company Shareholder entitled thereto pursuant to Section 1.1 who shall have presented a certificate that immediately prior to the Closing represented Company Shares to be exchanged for Exchange Shares pursuant to Section 1.1 (the “Company Shares Certificates”). If any Company Shares Certificate shall have been lost, stolen or destroyed or have not been issued, the Parent may, in its sole discretion and as a condition to the issuance of any certificates or statements representing Exchange Shares, require the owner of such lost, stolen, destroyed or not issued Company Shares Certificate to provide an appropriate affidavit with respect to such Company Shares Certificate (without the requirement to post a bond).

1.7              Fractional Shares. No certificates or scrip representing fractional Exchange Shares shall be issued to Company Shareholders on the surrender for exchange of Company Shares, and such Company Shareholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Exchange Shares that would have otherwise been issued to such Company Shareholders. In lieu of any fractional Exchange Shares to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to such fraction multiplied by the Purchase Price.

1.8              Options.

(a)               Prior to the Closing, the Company shall have taken all necessary action to cause all of its outstanding Enterprise Management Incentive options (the “EMI Options”) to be accelerated and exercised for Company Common Shares immediately prior to the Closing. Any EMI Options which remain issued and outstanding following the Closing shall be deemed to be cancelled as of the Closing.

(b)               Effective as of the Closing, all outstanding unexercised, non-tax-advantaged options (the “Unapproved Options” and, together with the EMI Options, the “Company Options”) shall be waived and released by the holders thereof, and cancelled by the Company, in consideration for new options to purchase shares of Parent Common Stock (“New Parent Options”) to be granted to the holders of those Unapproved Options, or where the Unapproved Options are held by corporate entities the beneficial owners of those entities, pursuant to the terms of the 2021 Plan (as defined in Section 5.9).

(c)               Prior to the Closing, the Company shall have taken all necessary action to effect the provisions of Section 1.8(a) and Section 1.8(b), including without limitation procuring consents and/or waivers required from the holders of the Unapproved Options and adopting such amendments to the Company Options and/or plan(s) such Company Options were granted under and resolutions as may be necessary or appropriate to cancel the Company Options to the extent required by Section 1.8(a) and Section 1.8(b). Each New Parent Option granted in consideration for the waiver, release and cancellation of the Unapproved Option shall constitute a non-tax-advantaged option to acquire such number of shares of Parent Common Stock as is equal to the number of Company Common Shares subject to the unexercised portion of the Unapproved Options multiplied by 0.0111907 (rounded to the nearest whole share). The exercise price per share of each such New Parent Option shall be equal to the exercise price of the Unapproved Option that was waived, released and cancelled divided by 0.0111907 (rounded to the nearest tenth of a cent); provided that any New Parent Option to be issued to a U.S. person shall have an exercise price of $2.00 per share. Immediately prior to the Closing, EMI Options to purchase up to 124,497,910 Company Common Shares and Unapproved Options to purchase up to 35,957,058 Company Common Shares were issued and outstanding.

(d)               Following the Closing, the Company shall notify each holder of an Unapproved Option of the grant of New Parent Options to the holders of those Unapproved Options, or where the Unapproved Options are held by corporate entities the beneficial owners of those entities, and, to the extent required by law, any restrictions on the exercise thereof during the period prior to the registration of the shares of Parent Common Stock underlying such New Parent Options pursuant to Section 1.12.

(e)               The Parent shall take all corporate action reasonably necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the New Parent Options.

1.9              Directors and Officers.

(a)               At or prior to the Closing, the Board of Directors of Parent shall, subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 promulgated thereunder, take such actions as the Company reasonably requires to effect the transactions contemplated hereby, including, without limitation, the following actions, to be effective upon the Closing:

(i)                 elect to the Board of Directors of Parent the persons who were directors of the Company immediately prior to the Closing;

(ii)              appoint as the executive officers of Parent those persons who were the executive officers of the Company immediately prior to the Closing, or, in either case with regard to clauses (i) and (ii), such other persons designated by the Company (including any replacement for a director of the Company immediately prior to the Closing who is either unwilling or unable to serve as a director of the Parent upon the Closing); and

(iii)            appoint such persons set forth in (ii) as an “officer” within the meaning of Section 16 and Rule 16a-1(f) under the Exchange Act and as an “executive officer” within the meaning of Item 401(b) of Regulation S-K, Rule 405 promulgated under the Securities Act and Rule 3b-7 promulgated under the Exchange Act.

All of the persons serving as directors of the Parent immediately prior to the Closing shall resign all positions held by them with the Parent, effective as of the Closing, pursuant to a form of resignation reasonably satisfactory to the Company, and all of the persons serving as officers or employees of the Parent immediately prior to the Closing shall resign all positions held by them with the Parent, effective as of the Closing, pursuant to a form of resignation reasonably satisfactory to the Company, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act. Subject to applicable law, the Parent, with the assistance of the Company, has taken or shall take all action reasonably requested by the Company, but consistent with the certificate of incorporation and bylaws of the Parent, that is reasonably necessary to effect any such election or appointment of the designees of the Company to the Parent’s Board of Directors, including mailing to the Parent Stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder at least 10 days prior to the Closing. The Company has supplied the Parent all information with respect to it and its nominees, officers, directors and Affiliates requested by the Parent in connection therewith.

(b)               The provisions of this Section 1.9 are in addition to and shall not limit any rights which the Company or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of the Parent as a matter of law with respect to the election of directors or otherwise. The newly-appointed directors and officers of the Parent shall hold office for the term specified in, and subject to the provisions contained in, the certificate of incorporation and bylaws of the Parent and applicable law.

1.10          Certificate of Incorporation and Bylaws. The Parent shall take such actions as are necessary or advisable to cause:

(a)               the Amended and Restated Certificate of Incorporation in the form of Exhibit A hereto to become the certificate of incorporation of the Parent as of the Closing until thereafter amended as provided by Delaware law and the Amended and Restated Certificate of Incorporation; and

(b)               the Amended and Restated Bylaws in the form of Exhibit B hereto to become the bylaws of the Parent as of the Closing until duly amended or repealed.

1.11          No Further Rights. From and after the Closing, no Company Shares shall be deemed to be outstanding, and holders of Company Shares, certificated or uncertificated, shall cease to have any rights with respect thereto, under applicable Law, the Company Constitution or otherwise, except as otherwise provided herein or by applicable Law, other than the right to receive Parent Common Stock in connection with Section 1.1.

1.12          Exemption from Registration; Rule 144; Regulation S.

(a)               The Parent and the Company intend that the shares of Parent Common Stock to be issued pursuant to Section 1.1, will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) and/or Regulation S promulgated by the SEC thereunder and that all recipients of such shares of Parent Common Stock either (i) shall be “accredited investors” as such term is defined in Regulation D or (ii) persons who are not “U.S. Persons”. The Parent and the Company intend that the shares of Parent Common Stock to be issued upon exercise of New Parent Options granted pursuant to Section 1.8 hereto will either be issued in a transaction exempt from registration under the Securities Act by reason of Rule 701 of the Securities Act or be issued pursuant to the registration of such shares on Form S-8. The shares of Parent Common Stock to be issued pursuant to Section 1.1 hereof will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (A) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (B) at such time as the securities evidenced by such certificates are sold pursuant to Rule 144 or another applicable exemption from such registration exists and either the Parent receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to the Parent, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; and the certificates (or book-entry security entitlements) representing such shares of Parent Common Stock will bear an appropriate legend and restriction on the books of the Parent or its transfer agent to that effect. The Parent is entitled to request from any holder requesting unlegended certificates under clause (B) of the foregoing sentence a certificate of such holder reasonably acceptable to the Parent confirming that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(b)               The Parent is a “shell company” as defined in Rule 12b-2 under the Exchange Act. The Company acknowledges that pursuant to Rule 144(i), securities issued by a former shell company (such as the Exchange Shares and the securities issued in the Private Placement Offering) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Parent (i) is no longer a shell company; and (ii) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates or book-entry positions for the Exchange Shares and the securities issued in the Private Placement Offering cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

(c)               As a result of the restrictions described in Section 1.12(a) and (b), the Company has entered into that certain Registration Rights Agreement, on or about the date hereof, by and among the Company and the other parties thereto (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit C, pursuant to which the Parent has agreed to certain registration covenants.

1.13          Certain Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the transactions contemplated hereby to qualify for the Intended Tax Treatment. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries and Affiliates not to) take any action, or fail to take any action, that could reasonably be expected to cause the Share Exchange to fail to qualify for the Intended Tax Treatment. The Parties intend to report and, except to the extent otherwise required by a “final determination” within the meaning of Section 1313(a) of the Code, shall report (including, without limitation, on all applicable United States, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes (collectively, “Tax Returns”) and in connection with any Tax audit), for all tax purposes, transactions contemplated hereby in accordance with the Intended Tax Treatment. For purposes of this Agreement, “Taxes” means all taxes or levies or other similar assessments or liabilities in the nature of a tax, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

1.14          Withholding. The Parent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable or transferrable pursuant to this Agreement such amounts as are required to be deduced and withheld under applicable Tax law. To the extent that amounts are so withheld and timely remitted to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, form or other documents to reduce or eliminate any such deduction or withholding).

ARTICLE II.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that the statements contained in this ARTICLE II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE II; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this ARTICLE II, the disclosures in any numbered paragraph of the Company Disclosure Schedule shall qualify such other corresponding numbered paragraph in this ARTICLE II. For purposes of this ARTICLE II, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the knowledge, after due inquiry, of any of the individuals identified on Schedule 2.

2.1              Organization, Qualification and Corporate Power. The Company is a private company limited by shares duly incorporated and registered in England and Wales with company number 06652152. The Company is duly permitted to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of its businesses requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged. The Company has furnished or made available to the Parent complete and accurate copies of its certificate of incorporation and Company Constitution (or other constitutional documents), each as amended to date. The Company is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, or its Company Articles, as amended to date, or under any Material Contract (as defined below), except where such default or violation would not be reasonably expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means any effect that either alone or in combination with any other effect has a material adverse effect on (i) the assets, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (a) conditions generally affecting the industries in which the Company participates or the U.S. or global economy or capital markets as a whole; (b) any failure by the Company or its Subsidiaries to meet internal projections, budgets, or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Share Exchange; (d) any acts of terrorism, sabotage, military action or war (whether or not declared) or other international or national calamity or any escalation or worsening thereof; (e) earthquakes, hurricanes, tornadoes, floods, epidemics or disease outbreaks (including COVID-19 virus) or other natural disasters or Acts of God; (f) any changes (after the date of this Agreement) in United States generally accepted accounting principles (“GAAP”), other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions; (g) general financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect the Company and its Subsidiaries taken as a whole disproportionately as compared to the Company’s competitors); (h) any matter disclosed in the Company Disclosure Schedule or the draft Super 8-K provided to Parent on February 15, 2021 (the “Delivered Super 8-K”) (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) or (i) the taking of any action required by this Agreement.

2.2              Capitalization. As of the date hereof, the issued capital of the Company consists of (a) 1,125,861,182 Company Common Shares, (b) 1,859,295 Company A Common Shares, and (c) 204,513,996 Deferred Shares. As of the date of this Agreement and as of immediately prior to the Closing, there are and will be outstanding Company Options to purchase Company Common Stock as set forth on Section 2.2 of the Company Disclosure Schedule. Section 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (a) all Company Shareholders, indicating the number and class of Company Shares held by each Company Shareholder, (b) all stock option plans and other stock or equity-related plans of the Company and the number of Company Common Shares remaining available for future awards thereunder, and (c) all outstanding Company Options, indicating (i) the holder thereof, (ii) the number of Company Common Shares subject to each Company Option, (iii) the exercise price, date of grant, vesting schedule and expiration date for each Company Option, (iv) whether the Company Option is an EMI or Unapproved Option, and (v) any terms regarding the acceleration of vesting. All of the issued and outstanding Company Shares are, and all Company Common Shares that may be issued upon exercise of Company Options will be (upon issuance in accordance with their terms) duly authorized, validly issued, fully paid, nonassessable and, effective as of the Closing, free of all preemptive rights, and have been or will be issued in accordance with applicable laws, including but not limited to, the Securities Act. Other than the Company Options listed in Section 2.2 of the Company Disclosure Schedule, or as contemplated by the Private Placement Offering, there are no outstanding or authorized options, warrants, phantom stock or similar rights, securities, convertible indebtedness, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any Company Shares or pursuant to which any outstanding Company Share is subject to vesting. Other than as listed in Section 2.2 of the Company Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co- sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable securities laws.

2.3              Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the Transaction Documentation (as defined below) to which it is a party, and, subject to the adoption of this Agreement and (a) the Waiver of Preemption Rights by each Company Shareholder, and (b) the approvals and waivers set forth in Section 2.3 of the Company Disclosure Schedule (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming it is a valid and binding obligation of the Parent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of Law or a court of equity.

2.4              Non-contravention. Subject to the receipt of Company Consents, neither the execution and delivery by the Company of this Agreement or the Transaction Documentation to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the certificate of incorporation or the Company Constitution, each as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for such permits, authorizations, consents and approvals as to which the failure to obtain or make the same would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any Material Contract, except, in the case of the foregoing clause (c), for any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect or any notice, consent or waiver the absence of which would not reasonably be expected to have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any material assets of the Company or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and antitrust laws (collectively, “Laws”) applicable to the Company, except, in the case of the foregoing clause (e), such violations that would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar Security Interests, (ii) Security Interests arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, or (iii) Security Interests on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company. For purposes of this Agreement, “Ordinary Course of Business” means the ordinary course of such person’s business, consistent with past practice (including with respect to frequency and amount).

2.5              Subsidiaries.

(a)               Section 2.5(a) of the Company Disclosure Schedule sets forth: (i) the name of each Company Subsidiary; (ii) the number and type of outstanding equity securities of each Company Subsidiary and a list of the holders thereof; and (iii) the jurisdiction of organization of each Company Subsidiary. For purposes of this Agreement, a “Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which a Party has, directly or indirectly, an equity interest representing 50% or more of the equity securities thereof or other equity interests therein; a “Company Subsidiary” is a Subsidiary of the Company.

(b)               Each Company Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each Company Subsidiary is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires qualification to do business, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. No Company Subsidiary is in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding equity securities of each Company Subsidiary (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) are held of record and beneficially by either the Company or any other Company Subsidiary and (iii) are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or other applicable securities laws), claims, Security Interests, options, warrants, convertible indebtedness, rights, contracts, calls, commitments, equities and demands. Except as set forth in Section 2.5(b) of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, convertible indebtedness, rights, agreements or commitments to which the Company or any Company Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any equity securities of any Company Subsidiary.

(c)               Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Company Subsidiary.

2.6              Compliance with Laws. The Company:

(a)               and the conduct and operations of its business, are in compliance with each Law applicable to the Company or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b)               has complied with all federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(c)               has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation; and

(d)               is not and has not, and to the knowledge of the Company, the officers and directors of the Company are not and have not in their capacity as an officer or director of the Company, as applicable, been the subject of any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws (in the case of an individual, that is described in Item 401(f)(1)-(3) of SEC Regulation S-K).

2.7              Financial Statements. The Company has provided or made available to the Parent: (a) the audited consolidated balance sheet of the Company (the “Company Balance Sheet”) at December 31, 2020 (the “Company Balance Sheet Date”), and the related audited consolidated statements of operations and cash flows for the years ended December 31, 2020 and 2019 (collectively, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except in each case as described in the notes thereto), and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and comply as to form with the applicable rules and regulations of the SEC for inclusion of such Company Financial Statements in the Parent’s filings with the SEC as required by the Exchange Act.

2.8              Absence of Certain Changes. Since the Company Balance Sheet Date, to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

2.9              Undisclosed Liabilities. To the knowledge of the Company, except as set forth in Section 2.9 of the Company Disclosure Schedule, the Company has no outstanding liabilities (whether absolute or contingent, whether liquidated or unliquidated), except for (a) liabilities shown on the Company Balance Sheet, (b) liabilities that have arisen since the Company Balance Sheet Date in the Ordinary Course of Business, (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet, and (d) liabilities under this Agreement.

2.10          Contracts. (i) Each Material Contract (as defined below) of the Company is a legal, valid, binding and enforceable obligation of the Company and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of Law or a court of equity, (ii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, except for any breach, violation or default that has not had and would not reasonably be expected to have a Company Material Adverse Effect, and (iii) no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such Material Contract, except for any breach, violation or default that has not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Section 2.10, a “Material Contract” is a material contract as defined by Item 601(b)(10) of Regulation S-K.

2.11          Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company in writing which (a) seeks either damages in excess of $100,000 individually or $500,000 in the aggregate, (b) if determined adversely to the Company, would have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.12          Brokers’ Fees. Other than as set forth on Section 2.12 of the Company Disclosure Schedule, the Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.13          Books and Records. The Company has made available to Parent its minute books and other similar records of the Company, which, to the Company’s knowledge, include records, which records are complete and accurate in all material respects, of meetings of the Company Shareholders, Board of Directors or any committees thereof and written consents executed in lieu of the holding of any such meetings.

2.14          No Other Representations. The representations and warranties contained in this ARTICLE II are the only representations and warranties made by the Company. The Company disclaims any and all other representations and warranties other than those contained in this ARTICLE II, whether express or implied. The Company hereby expressly disclaims any such other representation or warranty, whether by the Company, or any of its representatives or any other person, notwithstanding the delivery or disclosure to Parent or any other person of any documentation or other written or oral information by the Company or any of its representatives.

ARTICLE III.	REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent represents and warrants to the Company that the statements contained in this ARTICLE III are true and correct, except as set forth in the disclosure schedule provided by the Parent to the Company on the date hereof (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE III; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this ARTICLE III, the disclosures in any numbered paragraph of the Parent Disclosure Schedule shall qualify such other corresponding numbered paragraph in this ARTICLE III. For purposes of this ARTICLE III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of any director or executive officer of the Parent as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of directors and key employees of the Parent and the accountants and attorneys of the Parent.

3.1              Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Parent is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its certificate or articles of incorporation and bylaws. The Parent is not in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, its bylaws, as amended to date, or any mortgage, indenture, lease, license or any other agreement or instrument referred to in Sections 3.15 or 3.16, except where such default or violation would not reasonably be expected to have a Parent Material Adverse Effect. The Parent is a “shell company,” formed as a vehicle to pursue a business combination and has no current or historical operations and only nominal assets. The Parent has engaged in no business activities except for its organization and the negotiation of the Share Exchange and the transactions contemplated hereby. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on (i) the assets, business, financial condition, or results of operations of the Parent or (ii) the ability of the Parent to consummate the transactions contemplated by this Agreement; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (a) conditions generally affecting the industries in which the Parent participates or the U.S. or global economy or capital markets as a whole; (b) any failure by the Parent to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Share Exchange; (d) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in GAAP, other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement.

3.2              Capitalization. As of immediately prior to the Closing, after giving effect to the forfeiture and cancellation of the Forfeited Shares, but prior to giving effect to the issuance of the Exchange Shares or the shares to be issued in the Private Placement Offering, the authorized capital stock of the Parent will consist of 50,000,000 shares of Parent Common Stock, $0.0001 par value per share, of which 2,500,000 shares will be issued and outstanding (the “Pre-Exchange Shares”), and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares will be outstanding. Section 3.2 of the Parent Disclosure Schedule sets forth a complete and accurate list of all Parent Stockholders, indicating the number and class of Pre-Exchange Shares held by each stockholder. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive, anti-dilution and similar rights and have been issued in accordance with applicable laws, including, but not limited to, the Securities Act. Except in connection with the Private Placement Offering, as expressly contemplated by the Transaction Documentation, or as otherwise set forth on Section 3.2 of the Parent Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. Except in connection with the Private Placement Offering or as contemplated by the Transaction Documentation, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co- sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock were issued in compliance with applicable federal and state securities laws. The Exchange Shares to be issued at the Closing pursuant to Section 1.6 hereof, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

3.3              Authorization of Transaction. The Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Parent of this Agreement and the agreements contemplated hereby and thereby (collectively, the “Transaction Documentation”) to which it is a party, and the consummation by the Parent of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent. Each of the documents included in the Transaction Documentation has been duly and validly executed and delivered by the Parent and, assuming it is a valid and binding obligation of the Company, and constitutes a valid and binding obligation of the Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of Law or a court of equity.

3.4              Noncontravention. Neither the execution and delivery by the Parent of this Agreement or the Transaction Documentation to which it is a party, nor the consummation by the Parent of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent, (b) require on the part of the Parent any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than filing of Form D with the SEC and any applicable state securities filings with respect to the offering of the Exchange Shares, which will be completed by Parent following the Closing, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent is a party or by which either is bound or to which any of their assets are subject, except, in the case of the foregoing clauses (b) and (c), for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Parent or (e) violate any Laws applicable to the Parent, except, in the case of the foregoing clause (e), such violations that would not reasonably be expected to have a Parent Material Adverse Effect.

3.5              Subsidiaries.

(a)               The Parent has no Subsidiaries.

(b)               The Parent does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

3.6              SEC Reports and Prior Registration Statement Matters. Since the filing of the Parent’s Registration Statement on Form 10 on July 13, 2020 (the “Parent Form 10”), the Parent has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) all reports, forms and documents that it was required to file with the SEC pursuant to the Exchange Act (together with the Parent Form 10, the “Parent Previous Filings”). The Parent shall notify the Company immediately and in writing of the filing of any additional forms, reports or documents with the SEC by the Parent after the date hereof and prior to the Closing, provided that Company is aware that the Parent will timely file a Form 8-K Current Report with respect to the execution and delivery of this Agreement (together with the Parent Previous Filings, the “Parent SEC Filings”). The Parent has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) and made publicly available on the SEC’s EDGAR system, and the Company may rely upon, all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (ii) Section 906 of the Sarbanes-Oxley Act of 2002 with respect to any documents filed with the SEC. The Parent is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Parent SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent SEC Filings. As of their respective dates, the Parent SEC Filings, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No order suspending the effectiveness of any registration statement of the Parent under the Securities Act or the Exchange Act has been issued by the SEC and, to the Parent’s knowledge after reasonable inquiry, no proceedings for that purpose have been initiated or threatened by the SEC. Since the most recent filing of such certifications and statements, there have been no significant changes in the Parent’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), or in other factors that could significantly affect its disclosure controls and procedures. The Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Parent is made known to the principal executive officer and the principal financial officer.

3.7              Compliance with Laws. The Parent:

(a)               and the conduct and operations of its respective business, are in compliance in all material respects with each Law applicable to the Parent or any of its properties or assets;

(b)               has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration;

(c)               has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past three (3) years, the subject of any threat of material litigation;

(d)               is not and has not, and the past and present officers, directors and Affiliates of the Parent are not and have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws (in the case of an individual, that is described in Item 401(f)(1)-(3) of SEC Regulation S-K); and

(e)               except as set forth in Section 3.7(f) of the Parent Disclosure Schedule, does not and will not on the Closing Date, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, exclusive of professional fees and expenses related to the Share Exchange and Private Placement Offering transactions, including brokers’ fees, and is not a party to any executory agreements.

3.8              Financial Statements. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent SEC Filings (collectively, the “Parent Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present in all material respects the financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (d) are consistent in all material respects with the books and records of the Parent. There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

3.9              Absence of Certain Changes. Since the date of the most recent balance sheet contained in a Parent SEC Filing, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not occurred or been entered into, as the case may be, any (a) event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect, (b) event that would reasonably be expected to prevent or materially delay the performance of the Parent’s obligations pursuant to this Agreement, (c) material change by the Parent in its accounting methods, principles or practices, (d) declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of the Parent or any redemption, purchase or other acquisition of any of the Parent’s securities, (e) increase in the compensation or benefits payable or to become payable to any officers or directors of the Parent or establishment or modification of any compensatory plan of the Parent, (f) issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by the Parent, (g) amendment to the certificate of incorporation or bylaws of the Parent, (h) capital expenditures by the Parent, purchase, sale, assignment or transfer of any material assets by the Parent, mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of the Parent, except for liens for Taxes not yet due and such other liens, encumbrances, restrictions or charges, or cancellation, compromise, release or waiver by the Parent of any rights of material value or any material debts or claims, (i) incurrence by the Parent of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the Ordinary Course of Business (which liabilities are not material, individually or in the aggregate), (j) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Parent, (k) entry by the Parent into any agreement, contract, lease or license, (l) acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which the Parent is a party or by which any of them is bound, (m) entry by the Parent into any loan or other transaction with any officers, directors or employees of the Parent, (n) charitable or other capital contribution by the Parent or pledge therefore, (o) entry by the Parent into any transaction of a material nature, or (p) negotiation or agreement by the Parent to do any of the things described in the preceding clauses (a) through (o), other than activities in connection with the transactions contemplated by this Agreement.

3.10          Undisclosed Liabilities. The Parent has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the most recent balance sheet contained in a Parent SEC Filing, (b) liabilities which have arisen since the date of the most recent balance sheet contained in a Parent SEC Filing in the Ordinary Course of Business which do not exceed $25,000 in the aggregate and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

3.11          Off-Balance Sheet Arrangements. The Parent is not a party to, nor does it have any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Parent, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent in the Parent’s published financial statements or other Parent SEC Filings.

3.12          Tax Matters.

(a)               The Parent has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Parent is not and never has been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the Parent was the common parent. The Parent has paid on a timely basis all Taxes that were due and payable (whether or not shown on any Tax Return). The unpaid Taxes of the Parent for taxable periods through the date of the balance sheet contained in the most recent Parent SEC Filing do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. The Parent has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Parent during a prior period) other than the Parent. All Taxes that the Parent is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Parent.

(b)               The Parent has delivered or made available to the Company complete and accurate copies of all federal and state income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent since May 13, 2020 (the Parent’s inception). No examination or audit of any Tax Return of the Parent by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated. The Parent has not been informed by any jurisdiction that the jurisdiction believes that the Parent was required to file any Tax Return that was not filed. The Parent has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(c)               The Parent will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, including any adjustment pursuant to Code Sections 481 or 263A (or any corresponding or similar provision of state, local or foreign Law); (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Sections 455 or 456 of the Code, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-33 I.R.B. 991) received on or prior to the Closing Date; (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. income Tax Law); (vii) election made under Section 108(i) of the Code prior to the Closing or (viii) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of the Company from any period ending on or before the Closing Date to any period ending after such date.

(d)               The Parent has not participated in any “listed transaction”, as defined in Section 6706A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(e)               The Parent has not taken or agreed to take any action not contemplated by this Agreement that could reasonably be expected to prevent the transactions contemplated hereby from qualifying for the Intended Tax Treatment. To the knowledge of Parent, no facts or circumstances exist that could reasonably be expected to prevent the transactions contemplated hereby from qualifying for the Intended Tax Treatment.

3.13          Assets. The Parent owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Parent (tangible or intangible) is subject to any Security Interest.

3.14          Real Property. Except as set forth in Section 3.14 of the Parent Disclosure Schedule, the Parent does not own, lease or use any real property, nor has it ever owned, leased or used any real property.

3.15          Contracts. Except for this Agreement, the agreements to be executed by the Parent that are included as exhibits to this Agreement or such agreements that comprise the Transaction Documentation, the agreements filed as exhibits to the Parent SEC Filings, and the agreements set forth on Section 3.15 of the Parent Disclosure Schedule, the Parent is not a party to any contract, agreement, arrangement or other understanding, whether written or oral, which is currently in effect. All agreements or commitments set forth on Section 3.15 of the Parent Disclosure Schedule shall either be cancelled or satisfied at the Closing except for outstanding liabilities set forth in Section 3.7(f) of the Parent Disclosure Schedule.

3.16          Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Parent.

3.17          Insurance. The Parent does not own or maintain any insurance policies, nor is any insurance necessary for the operation of its business.

3.18          Litigation. There is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or any of its Affiliates and there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving the Parent or the Parent’s officers, directors or employees, in their capacities as such, individually or in the aggregate. The Parent is not party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.19          Employees.

(a)               Other than the sole officer of the Parent, neither the Parent nor its Affiliates have any employees.

(b)               Neither the Parent nor its Affiliates is or has ever been a party to or bound by any collective bargaining agreement, nor has the Parent or its Affiliates experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. There has never been any organizational effort made or, to the knowledge of the Parent, threatened, by or on behalf of any labor union with respect to the service providers of the Parent. Each individual providing services to the Parent or any of its Affiliates has been properly classified as an employee or a non- employee service provider with respect to the Parent and/or each such Affiliate for all purposes under applicable law. No current or former employee, consultant or director of the Parent or any of its Affiliates owes any indebtedness to the Parent or its Affiliates, nor does the Parent or its Affiliates owe any indebtedness to any current or former employee, consultant or director of the Parent or its Affiliates, other than in connection with the Parent’s obligations under that certain Promissory Note, by and between the Parent and Mark Tompkins, dated as of May 14, 2020.

3.20          Employee Benefits. Neither the Parent nor any of its Affiliates maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any “employee benefit plan” (as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not ERISA applies to the arrangement) or “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, individually or in the aggregate, (a) result in any payment becoming due to any officer, employee, consultant, director or other service provider of the Parent or any of its Affiliates, (b) increase or modify any benefits otherwise payable by the Parent to any employee, consultant, director or other service provider of the Parent or any of its Affiliates, or (c) result in the acceleration of time of payment or vesting of any such benefits.

3.21          Environmental Matters.

(a)               The Parent has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)               The Parent has no environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Parent (whether conducted by or on behalf of the Parent or a third party, and whether done at the initiative of the Parent or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to.

(c)               To the knowledge of the Parent, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent.

(d)               For purposes of this Agreement, “Environmental Law” means any Law relating to the environment, including without limitation any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; (viii) health and safety of employees and other persons; and (ix) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any Law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

3.22          Permits. Parent has no licenses, permits and certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety), and none are necessary to its operations and business.

3.23          Certain Business Relationships with Affiliates. No Affiliate of the Parent (a) has any claim or cause of action against the Parent, or (b) owes any money to, or is owed any money by, the Parent except as disclosed in the Parent SEC Filings.

3.24          Tax-Free Reorganization.

(a)               The Parent (i) is not an “investment company” as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code; and (ii) has no present plan or intention to liquidate the Company or to merge the Company with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Company which the Parent will acquire in the Share Exchange, or to cause the Company to sell or otherwise dispose of its assets, all except in the Ordinary Course of Business; and (iii) has no present plan or intention, following the Share Exchange, to issue any additional shares of stock of the Company or to create any new class of stock of the Company.

(b)               Neither the Parent, nor, to the knowledge of the Parent, any person related to the Parent (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) or any person acting as an intermediary for the Parent, has any present plan or intention to reacquire any of the Exchange Shares.

(c)               Parent conducts no activities other than activities related to maintaining its legal and/or corporate existence, its status as a “shell company” as defined in Rule 12b-2 under the Exchange Act and any related accounting, legal, financial, administrative, tax and other similar activities related to such matters.

3.25          Brokers’ Fees. Except as listed on Section 3.25 of the Parent Disclosure Schedule, the Parent has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.26          Interested Party Transactions. To the knowledge of the Parent, no officer, director or stockholder of the Parent or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) (each, an “Affiliate”) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) other than as disclosed in the Parent SEC Filings, a beneficial interest in any contract or agreement to which the Parent is a party or by which it may be bound or affected. Except as set forth in the Parent SEC Filings, Parent is not indebted to any officer, director or stockholder of the Parent or any “affiliate” or “associate” of any such person (each such person, a “Parent Insider”) (except for reimbursement of ordinary business expenses) and no Parent Insider is indebted to the Parent (except for cash advances for ordinary business expenses), all of which shall be paid or cancelled immediately at or prior to the Closing by the Parent Stockholders. The Parent has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent.

3.27          Accountants. Except for the preparation and filing of the Parent’s corporate Tax Returns, there are have been no non-audit services performed by Raich Ende Malter & Co. LLP (the “Parent Auditor”) for the Parent, and the Parent has not taken any action or failed to take any action that would reasonably be expected to impair the independence of the Parent Auditor. The report of the Parent Auditor on the financial statements of the Parent for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Parent’s ability to continue as a going concern. During the Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Parent Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Parent Auditor.

3.28          Minute Books. The minute books and other similar records of the Parent contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. The Parent has provided true and complete copies of all such minute books and other similar records to the Company’s representatives.

3.29          Board and Stockholder Action. The Parent’s Board of Directors (a) has unanimously determined that the Share Exchange is advisable and in the best interests of the Parent Stockholders and is on terms that are fair to the Parent Stockholders, (b) adopted this Agreement in accordance with the provisions of the General Corporation Law of the State of Delaware and (c) approved the Parent Approval Matters (as defined below). “Parent Approval Matters” refer to the New Parent Options; the Registration Rights Agreement in the form attached hereto as Exhibit C; the Subscription Agreement; the Escrow Agreement; the Placement Agency Agreement; the forfeiture and cancellation of the Forfeited Shares; the change in auditor to BDO LLP; the designation of Section 16 officers; the Employment Agreement between the Parent and Ian Jenks; the sub-lease between the Parent and the Company; the appointment of the transfer agent; and the corporate governance policies and committee charters of the Parent Board of Directors. Each of the Parent Stockholders has executed a written consent approving the entry into this Agreement and the transactions contemplated herein.

3.30          Intellectual Property. The Parent does not own or license the right to use any patents, copyrights, trademarks, know-how or software, and none are or ever have been necessary for the operation of its business. To the Parent’s knowledge, the Parent is not infringing, and has never infringed, upon the intellectual property or proprietary rights of any person. There are no claims pending or, to the Parent’s knowledge, threatened alleging that the Parent is currently infringing upon or using in an unauthorized manner or violating the intellectual or proprietary rights of any person, and the Parent is unaware of any facts which would form a reasonable basis for any such claim. The Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement or contract relating to intellectual property.

3.31          Investment Company. The Parent is not as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3.32          Foreign Corrupt Practices Act. Neither the Parent, nor to the Parent’s knowledge, any agent or other person acting on behalf of the Parent, has: (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Parent is aware) which is in violation of Law or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.33          No Integrated Offering. Neither the Parent nor any of its Affiliates, nor, to the knowledge of the Parent, any person acting on the behalf of any of the foregoing, has, directly or indirectly, (a) made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Exchange Shares issuable pursuant to this Agreement under the Securities Act or cause the Share Exchange to be integrated with prior offerings by the Parent for purposes of the Securities Act or any applicable shareholder approval requirements of any authority, or (b) made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Exchange Shares under the Securities Act or cause the Share Exchange to be integrated with prior offerings by the Parent for purposes of the Securities Act.

3.34          No General Solicitation. Neither the Parent, nor any of its Affiliates, nor, to the knowledge of the Parent, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Exchange Shares.

3.35          Application of Takeover Provisions. The Parent and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the certificate of incorporation of the Parent or the Laws of the State of Delaware to the transactions contemplated hereby, including the Share Exchange and the Parent’s issuance of shares of Parent Common Stock to the Company Shareholders. The Parent has never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Parent Common Stock or a change in control of the Parent.

3.36          Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Parent, nor any of its Affiliates, nor, to the knowledge of the Parent, any Parent Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Parent Covered Person” means, with respect to the Parent as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Parent represents that it has exercised reasonable care to determine the accuracy of the representation made by the Parent in this paragraph.

3.37          No Directed Selling Efforts. Neither the Parent nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) in connection with the offering of the Exchange Shares they have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

3.38          No Other Representations. The representations and warranties contained in this ARTICLE III are the only representations and warranties made by the Parent. The Parent disclaims any and all other representations and warranties other than those contained in this ARTICLE III, whether express or implied. The Parent hereby expressly disclaims any such other representation or warranty, whether by the Parent or any of its representatives or any other person, notwithstanding the delivery or disclosure to the Company or any other person of any documentation or other written or oral information by the Parent or any of its representatives.

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS

Each Company Shareholder, severally and not jointly, represents and warrants to the Parent and the Company as to itself as follows:

4.1              Ownership of Company Shares. Such Company Shareholder is the sole record, legal and beneficial owner of, as of the date hereof, all of the Company Shares listed next to the name of such Company Shareholder on Schedule 1.1 hereto. Such Company Shareholder is not a party to any option, warrant, purchase right or other contract that could require such Company Shareholder to sell, transfer or otherwise dispose of any of its Company Shares (other than as set forth in this Agreement) and has good and valid title to all of the Company Shares held by such Company Shareholder, free and clear of all encumbrances. Subject only to stamping, upon the consummation of the Share Exchange and the transactions contemplated hereby, the Parent will acquire good and marketable title to the Company Shares acquired by the Parent from such Company Shareholder, free and clear of all encumbrances.

4.2              Authority; Non-Contravention.

(a)               If a natural person, such Company Shareholder has the requisite legal capacity to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If not a natural person, (i) such Company Shareholder has the requisite corporate, limited liability company or similar power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (ii) the execution and delivery of this Agreement by such Company Shareholder, the performance by such Company Shareholder of its obligations hereunder and the consummation by such Company Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Company Shareholder. This Agreement has been duly executed and delivered by such Company Shareholder and, assuming the due authorization, execution and delivery by each of the Parent and the Company, constitutes the valid and binding obligation of such Company Shareholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

(b)               The execution and delivery of this Agreement by such Company Shareholder does not, and the performance of this Agreement by such Company Shareholder will not, conflict with or violate any organizational document or legal requirement applicable to such Company Shareholder or by which its properties are bound or affected.

(c)               Such Company Shareholder is not subject to any insolvency related proceedings, whether in or out of court, including proceedings or steps leading to any form of bankruptcy, liquidation, administration, receivership, arrangement or scheme with creditors, moratorium, stay or limitation of creditors’ rights, interim or provisional supervision by a court or court appointee, winding up or striking off or any event similar to any such events in any jurisdiction in which a Company Shareholder is resident or incorporated.

4.3              Tax Matters.

Such Company Shareholder has had the opportunity to review with such Company Shareholder’s Tax advisors the applicable Tax consequences of the transactions contemplated hereby, including the Share Exchange and the Private Placement Offering, and the acquisition, holding, redemption, sale or transfer of the Exchange Shares. Such Company Shareholder is relying solely on such advisors and not on any statements or representations of the Company or the Parent or any of their respective representatives with respect to Tax matters. Such Company Shareholder understands that it (and not the Company or the Parent) shall be responsible for such Company Shareholder’s Tax liability and any related interest and penalties that may arise as a result of the transactions contemplated hereby and as a result of such Company Shareholder’s ownership and disposition of the Exchange Shares.

4.4              Ownership of Company Shares; Affiliates.

Except as set forth on Schedule 1.1 hereto, such Company Shareholder (including such Company Shareholder’s Affiliates) does not own, directly or indirectly, beneficially or of record, any Company Shares or any other economic interest (through derivative securities or otherwise) in, the Company. Other than as contemplated by this Agreement, no Company Shareholder is, nor at any time during the last three years has been, an “interested stockholder” of the Parent within the meaning of Section 203 of the Delaware General Corporation Law. No Company Shareholder is an “affiliate” of any other Company Shareholder as such term is defined in Rule 12b-2 of the Exchange Act

4.5              Company Shareholder Status.

(a)               The Company Shareholder has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Parent, and has carefully reviewed and understands the risks of, and other considerations relating to, the acquisition of Exchange Shares and the applicable Tax consequences of the transactions contemplated hereby, including the Share Exchange and the Private Placement Offering, and the acquisition, holding, redemption, sale or transfer of the Exchange Shares. The Company Shareholder has adequate means of providing for its current and anticipated financial needs and contingencies and is able to bear the economic risks of the investment for an indefinite period of time and has no need for liquidity of the investment in the Exchange Shares. The Company Shareholder can afford the loss of his, her or its entire investment.

(b)               The Company Shareholder is acquiring the Exchange Shares for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. The Company Shareholder understands and acknowledges that the Share Exchange and the issuance and sale of the Exchange Shares have not been registered under the Securities Act or any state securities Laws, by reason of specific exemptions from the registration provisions of the Securities Act and applicable state securities Laws, which depend upon, among other things, the bona fide nature of the investment intent as expressed herein. The Company Shareholder further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Exchange Shares. The Company Shareholder understands and acknowledges that the Exchange and the Exchange Shares will not be registered under the Securities Act nor under the state securities laws on the ground that the issuance and sale of the Exchange Shares to the Company Shareholder as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Company Shareholder is either (i) an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act for the reason(s) specified on the Accredited Investor Certification in the form attached hereto as Exhibit E as completed by the Company Shareholder or (ii) is not a “U.S. person” as defined in Rule 902(k) of Regulation S as promulgated by the SEC under the Securities Act for the reason(s) specified on the Non-U.S. Person Investor Certification in the form attached hereto as Exhibit F as completed by the Company Shareholder (a “Non-U.S. Person”). The Company Shareholder resides in the jurisdiction set forth on the Company Shareholder’s Omnibus Signature Page affixed hereto.

(c)               The Company Shareholder understands that the Exchange Shares are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Company Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Company Shareholder to acquire such securities. The Company Shareholder further acknowledges and understands that the Company is relying on the representations and warranties made by the Company Shareholder hereunder and that such representations and warranties are a material inducement to the Company to issue and sell the Exchange Shares to the Company Shareholder. The Company Shareholder further acknowledges that without such representations and warranties of the Company Shareholder made hereunder, the Parent and the Company would not enter into this Agreement with the Company Shareholder.

(d)               The Company Shareholder understands that, other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Exchange Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Exchange Shares. The Company Shareholder understands that no public market exists for the Parent Common Stock and that there can be no assurance that any public market for the Parent Common Stock will exist or continue to exist. The Parent Common Stock is not approved for quotation on OTC Markets or any other quotation system or listed on any exchange.

(e)               The Company Shareholder has received, reviewed and understood the information about the Company, including all disclosure materials provided to it by the Parent and the Company, including the Delivered Super 8-K, receipt of which is hereby acknowledged (collectively, the “Disclosure Materials”), and has had an opportunity to discuss the Parent’s and the Company’s business, management and financial affairs with the management of the Parent and of the Company. The Company Shareholder understands that such discussions, as well as any Disclosure Materials provided to it, were intended to describe the aspects of the Parent’s and the Company’s business and prospects and the Exchange which the Parent and the Company believes to be material, but were not necessarily a thorough or exhaustive description and except as expressly set forth in this Agreement (as modified by the disclosures on the Disclosure Schedules or the Delivered Super 8-K (excluding any disclosures contained under the heading “Risk Factors,” any disclosures of risks included in any “forward looking statements” or disclosures that are cautionary, predictive or forward-looking in nature)), neither the Parent nor the Company makes any representation or warranty with respect to the completeness of such information or makes any representation or warranty of any kind with respect to any information provided by any entity other than the Parent and the Company. Some of such information may include projections as to the future performance of the Parent and the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Parent’s or the Company’s control. The Company Shareholder acknowledges that he, she or it is not relying upon any person or entity in making the decision to participate in the Share Exchange.

(f)                As of the Closing, all actions on the part of the Company Shareholder, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Company Shareholder hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Company Shareholder, enforceable in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(g)               The Company Shareholder represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Company Shareholder, nor any person on whose behalf the Company Shareholder is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Company Shareholder”). The Company Shareholder (A) agrees to provide the Parent, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders and (B) consents to the disclosure to U.S. regulators and law enforcement authorities by the Parent and its Affiliates and agents of such information about the Company Shareholder as the Parent reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders. If the Company Shareholder is a financial institution that is subject to the USA Patriot Act, the Company Shareholder represents that it has met all of its obligations under the USA Patriot Act. The Company Shareholder acknowledges that if, following its investment in the Parent, the Parent reasonably believes that the Company Shareholder is a Prohibited Company Shareholder or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Parent requests, the Parent has the right or may be obligated to prohibit additional investments, segregate the assets constituting any such investment in accordance with applicable regulations or immediately require the Company Shareholder to transfer the Exchange Shares. The Company Shareholder further acknowledges that neither the Company Shareholder nor any of the Company Shareholder’s Affiliates or agents will have any claim against the Parent or the Company for any form of damages as a result of any of the foregoing actions.

(h)               The Company Shareholder is not an Affiliate of a non-U.S. banking institution.

(i)                 The Company Shareholder or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Parent and the Company, the financial results of the combined company may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the combined company. The Company Shareholder has considered the risk factors in the Delivered Super 8-K before agreeing to participate in the Share Exchange.

(j)                 The Company Shareholder is not subscribing for Exchange Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Company Shareholder in connection with investments in securities generally.

(k)               The Company Shareholder acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Exchange Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

(l)                 All of the information concerning the Company Shareholder set forth herein, and any other information furnished by the Company Shareholder in writing to the Parent and the Company for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Closing, the Company Shareholder will promptly furnish revised or corrected information to the Parent and the Company.

(m)             The Company Shareholder understands that there are substantial restrictions on the transferability of the Exchange Shares and that the certificates or book-entry positions representing the Exchange Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS BOOK-ENTRY POSITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if the Company Shareholder is an Affiliate of the combined company, certificates or book-entry positions evidencing the Shares issued to the Company Shareholder may bear a customary “Affiliates” legend.

4.6              Additional Representations and Warranties of Company Shareholders who are Non-U.S. Persons.

Each Company Shareholder that is a Non-U.S. Person further represents that:

(a)               The Exchange Shares which the Company Shareholder is acquiring are being acquired for such Company Shareholder’s own account (or a trust account if the Company Shareholder is a trustee) for investment only and not with a view to sale or resale, distribution or fractionalization of Exchange Shares under applicable U.S. federal or state securities laws. The Company Shareholder is not acquiring the Exchange Shares for the account or benefit of any U.S. person and was not organized for the specific purpose of acquiring such securities. The Company Shareholder will not (i) resell or offer to resell the Exchange Shares, or any portion thereof, or (ii) engage in hedging transactions, in each case, except in accordance with the terms of this Agreement and in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act and otherwise in compliance with all applicable securities laws. Furthermore, prior to engaging in any hedging transaction or any resale of the Exchange Shares, or any portion thereof, by the Company Shareholder, such Company Shareholder shall provide the Parent with an opinion of counsel acceptable to the Parent in its sole discretion and in a form acceptable to the Parent in its sole discretion, that any such proposed sale or hedging transaction is in compliance with the Securities Act or an exemption therefrom.

(b)               Neither the Company Shareholder, nor any affiliate or any person or entity acting on the Company Shareholder’s behalf, has made or is aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Exchange Shares.

(c)               The Company Shareholder is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(d)               At the date hereof and at the Closing, the Company Shareholder is outside the United States. The Company Shareholder has not received an offer to purchase the Exchange Shares inside the United States and will not originate a buy order inside the United States. The Company Shareholder has not received, and is not aware of, any advertisement in a publication with a general circulation in the United States (as described in Rule 902 of Regulation S) that refers to the offering and sale of the Exchange Shares.

(e)               The Company Shareholder hereby represents that it has satisfied itself as to the observance in all material respects of the Laws of its jurisdiction in connection with any invitation to subscribe for the Exchange Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the acquisition of the Exchange Shares; (b) any foreign exchange restrictions applicable to such acquisition; (c) any governmental or other consents that may need to be obtained; and (d) the applicable Tax consequences of the transactions contemplated hereby, including the Share Exchange and the Private Placement Offering, and the acquisition, holding, redemption, sale or transfer of the Exchange Shares. The Company Shareholder’s acquisition and continued beneficial ownership of the Exchange Shares will not violate any applicable securities or other Laws of such Company Shareholder’s jurisdiction.

(f)                The Company Shareholder acknowledges and understands that (a) the Exchange Shares have not been registered under the Securities Act or applicable U.S. state securities laws, (b) that the Exchange Shares are deemed to be “restricted securities” under the Securities Act and applicable U.S. state securities laws and (c) the acquisition of the Exchange Shares is taking place in a transaction not involving a public offering. Furthermore, the Company Shareholder is aware and understands that any resale inconsistent with the Securities Act may create liability on the Company Shareholder’s part and/or the part of the Parent, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer any such Exchange Shares, unless registered under the Securities Act and applicable U.S. state securities laws, or an opinion is given by counsel satisfactory to the Company that such registration is not required. The Parent is also required to refuse to register any transfer of the securities being sold hereunder not made in accordance with the provisions of Regulation S, pursuant to the Securities Act or pursuant to an available exemption from registration, except to the extent foreign law prevents the Parent from refusing to register such transfer, in which case the securities must bear a restrictive legend. The Company Shareholder understands that there are substantial restrictions on the transferability of the Exchange Shares and that the certificates or book-entry positions representing the Exchange Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS BOOK-ENTRY POSITION HAVE BEEN OFFERED AND ACQUIRED IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER OF THIS CERTIFICATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

In addition, if the Company Shareholder is an Affiliate of the Parent, certificates or book-entry positions evidencing the Exchange Shares issued to such Company Shareholder may bear a customary “Affiliates” legend.

4.7              Exclusivity of Representations; Reliance.

(a)               Except as expressly set forth in this ARTICLE IV, neither the Company Shareholders nor any person acting on the behalf of the Company Shareholders has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of the Company, the Company Subsidiaries or other Company Shareholders in connection with the transactions contemplated hereby, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b)               Each Company Shareholder acknowledges and agrees that, except for the representations and warranties of the Company and the Parent set forth in ARTICLE II and ARTICLE III, respectively, none of such Company Shareholders or any of such Company Shareholder’s Representatives are relying on any other representation or warranty of the Company, the Parent or any other person made outside of ARTICLE II and ARTICLE III, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the transactions contemplated hereby.

ARTICLE V.	COVENANTS

5.1              Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (a) its representations and warranties remain true and correct in all material respects through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Share Exchange are satisfied.

5.2              Governmental and Third-Party Notices and Consents. Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. The Company acknowledges it will cause the Parent, following the Closing, to timely complete all filings with the SEC and individual states required by Regulation D under the Securities Act with respect to the issuance of the Exchange Shares and in connection with the Private Placement Offering.

5.3              Super 8-K. Promptly after the execution of this Agreement, the Parties shall complete a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby (including the “Form 10 information” required by Items 2.01(f) and 5.01(a)(8) of Form 8-K and the financial statements required thereby) (the “Super 8-K”). Each of the Company and the Parent shall use its Reasonable Best Efforts to cause the Super 8-K to be filed with the SEC within four Business Days after the Closing of the transactions contemplated by this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

5.4              Access to Company Information.

(a)               The Parent (i) shall treat and hold as confidential any Company Confidential Information (as defined below) and shall take all necessary steps to preserve its confidentiality, (ii) shall not disclose or make available any Company Confidential Information to any person, except as permitted by this Agreement, (iii) shall not use or exploit any of the Company Confidential Information in any way except in connection with this Agreement, and (iv) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession, and shall erase all Company Confidential Information from the computer and communications systems and devices used by it (or any members of its group), including any systems and data storage services provided by third parties (to the extent technically practicable), thereafter certifying in writing to the Company, and the Company Shareholders (as applicable), that it has complied with its obligations under this Section 5.4; provided that the Parent shall not be required to erase any electronic copy that is created pursuant to the Parent’s standard electronic backup and archival procedures. For purposes of this Agreement, “Company Confidential Information” means any information of the Company or the Company Shareholders, or relating to transactions contemplated by this Agreement that is furnished (in any form or medium), directly or indirectly to or which directly or indirectly comes to the attention of, the Parent by the Company or the Company Shareholders (or any of their respective employees, officers, agents or advisers) in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent or its directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent or its directors, officers, or employees, (C) which the Parent knew or to which the Parent had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Parent to be bound by a confidentiality obligation to the Company, or (D) which the Parent rightfully obtains from a source other than the Company, provided that the source of such information is not known by the Parent to be bound by a confidentiality obligation to the Company.

(b)               The Company (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent that is furnished to the Company by the Parent in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or their respective directors, officers, or employees, (C) which the Company knew or to which the Company had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent or (D) which the Company rightfully obtains from a source other than the Parent, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent.

5.5              Expenses. The costs and expenses of each Party (including legal fees and expenses of such Party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that incurred such costs and expenses, unless otherwise agreed to by such Parties. The Parties agree that $150,000 of the fees of Sichenzia Ross Ference LLP plus, subject to the Company’s consent, its reasonable and documented out-of-pocket expenses related to the transactions contemplated by this Agreement shall be paid from the gross proceeds of the Private Placement Offering at the closing thereof.

5.6              Indemnification; Insurance.

(a)               The Parent shall not after the Closing, take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or the Company Constitution for the benefit of any individual who served as a director or officer of the Company at any time prior to the Closing, except for any changes which may be required to conform with changes in applicable Law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing.

(b)               From and after the Closing, the Parent agrees that it will indemnify and hold harmless each current and former director and officer of the Company (the “Indemnified Executives”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted under Delaware Law (and the Parent shall also advance expenses as incurred to the fullest extent permitted under Delaware Law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

(c)               From and after the Closing, the Parent and the Company agree that it will indemnify each former director and officer of the Parent listed on Schedule 5.6(c) attached hereto (the “Parent Indemnified Executives”) for actions arising out of or pertaining to actions relating to the approval of and entering into the this Agreement, the Transaction Documentation, the Share Exchange and each of the transactions contemplated by this Agreement pursuant to an agreement in the form attached hereto as Exhibit C (collectively, the “Pre-Share Exchange Indemnity Agreements”).

(d)               The Company shall obtain and purchase, to be effective as of the Closing director and officer liability insurance (“D&O Insurance”) covering the directors and officers of the Parent immediately after the Closing, and such D&O Insurance shall include coverage for any acts or omissions that take place on or after the Closing, including, without limitation, in connection with the transactions contemplated by this Agreement. The Company shall also obtain a “Side A” director and officer liability “tail” insurance policy (“D&O Tail”) covering the Parent Indemnified Executives with respect to their acts and omissions as directors and officers of the Parent occurring prior to the Closing, including, without limitation, in connection with the transactions contemplated by this Agreement. The D&O Tail shall be maintained in effect for a period of at least six (6) years following the Closing. The premiums payable by the Company for the D&O Tail and D&O Insurance shall be paid from (or to the extent, reimbursed to the Company from) the gross proceeds of the Private Placement Offering at the closing thereof.

(e)               Notwithstanding anything to the contrary in this Section 5.6, from and after the Closing, each of the Parent and the Company agrees that any indemnification available to any Indemnified Executive who on or prior to the Closing Date was a director of the Company or any of its Subsidiaries by virtue of such Indemnified Executive’s service as a partner or employee of any investment fund affiliated with or managed by any Company Shareholder or any of such Company Shareholder’s Affiliates on or prior to the Closing Date (any such Indemnified Executive, a “Shareholder Nominated Director”) shall be secondary to the indemnification to be provided by the Parent pursuant to this Section 5.6 and that the Parent (i) shall be the primary indemnitors of first resort for the Shareholder Nominated Directors pursuant to this Section 5.6, (ii) shall be fully responsible for the indemnification and exculpation from liabilities with respect to the Shareholder Nominated Directors which are addressed by this Section 5.6 and (iii) shall not make any claim for contribution, subrogation or any other recovery of any kind in respect of any other indemnification or insurance available to any Shareholder Nominated Director with respect to any matter addressed by this Section 5.6.

(f)                The provisions of this Section 5.6 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each Indemnified Executive, Parent Indemnified Executive and Shareholder Nominated Director, as applicable, and nothing in this Agreement shall affect any indemnification rights that any such person may have under the certificate of incorporation or the by-laws of the Company or the Parent or any contract or instrument or applicable Law, including any contract, agreement or arrangement between the Parent, the Company or the Company’s Subsidiaries (on the one hand) and any such Indemnified Executive, any investor or third party (on the other hand). Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 5.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Executive, Parent Indemnified Executive or Shareholder Nominated Director without the written consent of such person.

5.7              Parent Board; Amendment of Charter Documents; Corporate Policies. The Parent shall take such actions as the Company reasonably requests (including the solicitation of approvals by the Board of Directors and the Parent Stockholders), if the Parent has not already done so prior to the Closing, among other things, (a) to authorize the Parent’s Board of Directors to consist of five (5) members, (b) to amend and restate its bylaws in a manner satisfactory to the Company, (c) to amend and restate its certificate of incorporation in a manner satisfactory to the Company, (d) adopt the 2021 Plan (as defined below) and (e) to adopt various corporate policies and charters in a manner satisfactory to the Company.

5.8              Equity Plans. As of the Closing, (i) the Board of Directors of Parent shall (a) adopt the equity incentive plan provided to Parent by the Company (the “2021 Plan”) and (b) take whatever steps are necessary to cause the Parent to grant the New Parent Options and (ii) the Parent Stockholders shall adopt the 2021 Plan, subject to effectiveness in accordance with Regulation 14C of the Exchange Act, if applicable. After such assumption, (i) up to 402,586 shares of Parent Common Stock will be issuable upon the exercise of New Parent Options and (ii) up to 1,847,414 shares of Parent Common Stock will be reserved for future issuance under the 2021 Plan. The 2021 Plan will provide that the shares of Parent Common Stock reserved for issuance will be subject to increase annually on the first day of each calendar year beginning with the 2022 calendar year and ending on (and including) calendar year 2031, at the discretion of the Administrator (as such term is defined in the 2021 Plan), in an amount equal to the lesser of (a) five percent (5%) of the shares of Parent Common Stock outstanding on the last day of the immediately preceding calendar year or (b) such number of shares as determined by the Administrator no later than the last day of the immediately preceding calendar year.

5.9       Parent Stockholder Action. The Parent shall take such actions as are necessary to obtain the approval of the Parent Stockholders for the adoption of (i) the amendment of its bylaws in a manner satisfactory to the Company, (ii) the amendment and restatement of its certificate of incorporation in a manner satisfactory to the Company, and (iii) the 2021 Plan (the “Parent Stockholder Matters”).

5.10          Information Provided to Stockholders. The Company shall prepare, with the cooperation of the Parent, information to be sent to the holders of Company Shares in connection with receiving their approval of the Share Exchange, this Agreement and the related transactions (including, without limitation, the Delivered Super 8-K), and the Parent shall prepare, with the cooperation of the Company, information to be sent to the holders of shares of Parent Common Stock in connection with receiving their approval of the Share Exchange, this Agreement and related transactions. The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to such party’s stockholders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the stockholders of each Party. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Closing either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. The information sent by the Company shall contain the recommendation of the Board of Directors of the Company that the holders of Company Shares approve the Share Exchange and this Agreement and the conclusion of the Board of Directors of the Company that the terms and conditions of the Share Exchange are advisable and fair and in the best interests of the Company and such holders. The information sent by the Parent shall contain the conclusion of the Board of Directors of the Parent that the terms and conditions of the Share Exchange are advisable and fair and in the best interests of the Parent. Anything to the contrary contained herein notwithstanding, the Company shall not include in the information sent to its Company Shareholders any information with respect to the Parent or its Affiliates or associates, the form and content of which information shall not have been approved by such party in its reasonable discretion prior to such inclusion.

5.11          Securities Exemptions. The Company will use its commercially reasonable efforts to solicit from each Company Shareholder a certification noting whether such Company Shareholder is an “accredited investor” as such term is defined in Regulation D under the Securities Act or a non-U.S. Person pursuant to Regulation S under the Securities Act.

5.12          Parent Auditor Letter. The Parent shall provide the Parent Auditor with a copy of the Super 8-K and shall request that the Parent Auditor furnish a letter (the “Auditor Letter”) addressed to the Securities and Exchange Commission stating whether the Parent Auditor agrees with the statements made about it by the Parent in the Super 8-K.

5.13          Exempt Issuance. Each of the Company and the Parent shall use commercially reasonable efforts to ensure that the issuance of the Exchange Shares to Company Shareholders is exempt from registration under the Securities Act.

5.14          Failure to Fulfill Conditions. In the event that any of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

5.15          Notification of Certain Matters. At or prior to the Closing, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

ARTICLE VI.	CONDITIONS TO CONSUMMATION OF SHARE EXCHANGE

6.1              Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Share Exchange are subject to the satisfaction or waiver of the following conditions:

(a)               the Company shall have obtained (and shall have provided copies thereof to the Parent) the written consents of (i) all of the members of its Board of Directors, in form and substance reasonably satisfactory to the Parent, (ii) the Investor Directors (pursuant to Clause 8.2.3 and Part 3 of Schedule 5 of the Investment Agreement) to the Company entering into this Agreement and the transactions contemplated hereby (the “Investor Director Consent”), (iii) the Requisite Investors (pursuant to Clause 8.2.1 and Part 1 of Schedule 5 of the Investment Agreement) to the Company entering into this Agreement and the transactions contemplated hereby (the “Investor Consent”), and (iv) the Requisite Key Investors pursuant to clause 8.2.2 of Part 2 of Schedule 5 of the Investment Agreement) to the Company entering into this Agreement and the transactions contemplated hereby (the “Key Investor Consent”), in each case to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documentation to which the Company is a party, in form and substance reasonably satisfactory to the Parent;

(b)               prior to the Closing, the Company and the Parent shall have at least $10 million in escrow in connection with the Private Placement Offering, and the conditions to the closing of such Private Placement Offering shall have been satisfied (other than the consummation of the Share Exchange and those other conditions that, by their nature, will be satisfied at the Closing of the Private Placement Offering) and such amount of gross proceeds shall be unencumbered cash available to the Parent at the Closing (other than as expressly contemplated by this Agreement);

(c)               the Parent and each other party thereto shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C; and

6.2              Conditions to Obligations of the Parent. The obligation of the Parent to consummate the Share Exchange is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a)               the Company shall have obtained (and shall have provided copies thereof to the Parent) all waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices set forth on Schedule 6.2(a), except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b)               the representations and warranties of the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Company Material Adverse Effect;

(c)               the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing, except for such non-performance or non-compliance as does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)               no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e)               the Company shall have delivered to the Parent a copy of each written consent received from a Company Shareholder consenting to the Share Exchange, together with each certification received from a Company Shareholder that such person is either an “accredited investor” as such term is defined in Regulation D under the Securities Act or a Non-U.S. Person ;

(f)                the Company shall have delivered to the Parent a certificate executed by the Chief Executive Officer of the Company (the “Company Certificate”) to the effect that each of the conditions specified in clause (a) of Section 6.1 and clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Company) of this Section 6.2 has been satisfied in all respects;

(g)               the Company shall have delivered to the Parent a certificate executed by a director of the Company, certifying as to (i) true, correct and complete copies of the certificate of incorporation or and the Company Articles; (ii) the valid adoption of resolutions of the Board of Directors of the Company (whereby this Agreement, the Share Exchange and the transactions contemplated hereunder were unanimously approved by the Company’s Board of Directors); (iii) the valid adoption of Investor Director Consent, Investor Consent and Key Investor Consent; (iv) a good standing certificate issued by the Registrar of Companies of England and Wales dated within ten (10) Business Days prior to the Closing Date; and (v) incumbency of the officers of the Company executing this Agreement or any other agreement contemplated by this Agreement;

(h)               the Company shall have delivered to the Parent audited and interim unaudited financial statements of the Company pro forma in respect of the Share Exchange, compliant with applicable SEC regulations for inclusion under Item 9.01 of Form 8-K in substantially final form;

(i)                 the Company shall have delivered the Pre-Share Exchange Indemnity Agreements to the Parent, duly executed by the Company;

(j)                 the Parent shall have received an Accredited Investor Certification, in the form attached hereto as Exhibit E, executed by each Company Shareholder that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act; and

(k)               the Parent shall have received a Regulation S Certification in the form attached hereto as Exhibit F, executed by each Company Shareholder that is a Non-U.S. Person.

6.3              Conditions to Obligations of the Company and the Company Shareholders. The obligation of the Company and of each Company Shareholder to consummate the Share Exchange is subject to the satisfaction (or waiver by the Company) of the following additional conditions:

(a)               the Parent shall have obtained (and shall have provided copies thereof to the Company) the written consents of (i) all of the members of its Board of Directors of Parent, and (ii) all of the stockholders of Parent, in each case to the execution, delivery and performance by Parent of this Agreement and/or the other Transaction Documentation to which it is a party, in form and substance reasonably satisfactory to the Company;

(b)               the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices set forth on Schedule 6.3(b), except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)               the representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect;

(d)               Parent shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing, except for such non-performance or non-compliance as does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e)               no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)                the Board of Directors of the Parent and the Parent Stockholders shall each have adopted the 2021 Plan (such stockholder approval subject to effectiveness in accordance with Regulation 14C of the Exchange Act, if applicable), the Board of Directors of the Parent shall have approved the Parent Approval Matters and the Parent Stockholders shall have approved the Parent Stockholder Matters.

(g)               the Parent shall have delivered to the Company a certificate executed by the Chief Executive Officer or President of the Parent (the “Parent Certificate”) to the effect that each of the conditions specified in clause (b) of Section 6.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Parent) of this Section 6.3 has been satisfied in all respects;

(h)               the Parent shall have delivered to the Company a certificate, validly executed by the Secretary of the Parent, certifying as to (i) true, correct and complete copies of its certificate of incorporation and bylaws; (ii) the valid adoption of resolutions of the Board of Directors of the Parent and the Parent Stockholders (whereby this Agreement, the Share Exchange and the transactions contemplated hereunder were unanimously approved by the Parent’s Board of Directors and the Parent Stockholders); (iii) a good standing certificate from the Secretary of State of the State of Delaware dated within five (5) Business Days prior to the Closing Date; (iv) incumbency of the officers of the Parent executing this Agreement or any other agreement contemplated by this Agreement; and (v) a true, correct and complete list of all Parent Stockholders as of immediately prior to the Closing and the shares of Parent Common Stock held by each such Parent Stockholder that are then-outstanding, which shares shall equal, in the aggregate, 2,500,000 shares of Parent Common Stock;

(i)                 the Forfeiture Letters executed by the Parent Stockholders concurrently with this Agreement shall be in full force and effect and shall not have been revoked, rescinded or otherwise repudiated by such Parent Stockholders and the Parent Stockholders shall have delivered the Forfeited Shares to the Company with appropriate stock powers executed in blank;

(j)                 the Note Cancellation Agreement executed by Mr. Tompkins shall be in full force and effect and shall not have been revoked, rescinded or otherwise repudiated by Mr. Tompkins and Mr. Tompkins shall have delivered the Tompkins Note to the Company for cancellation;

(k)                  the Parent shall have delivered to the Company (i) evidence that the Parent’s Board of Directors is, as of the Closing, authorized to consist of five individuals, (ii) evidence of the resignations of all individuals who served as directors and/or officers of the Parent as of immediately prior to the Closing, which resignations shall be effective as of the Closing, (iii) evidence of the appointment of the following five persons to serve as directors immediately following the Closing: Ian Jenks, Robert Bahns, Simon King, Klaas de Boer, and Barbra C. Keck, and (iv) evidence of the appointment of such executive officers of the Parent to serve immediately following the Closing as shall have been designated by the Company, including Ian Jenks: Chief Executive Officer; Robert Bahns: Chief Financial Officer; Dr. Beverley Brown: Chief Scientist; and Dr. Simon Ogier: Chief Technology Officer;

(l)               the Auditor Letter shall have been furnished to the Parent and the Parent shall have delivered a copy of such Auditor Letter to the Company, and the Parent Auditor shall have consented to the filing of the Auditor Letter in the Super 8-K;

(m)                 the Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by the Company in connection therewith;

(n)             the Parent shall cause to be delivered to each Company Shareholder a book-entry position representing the shares of Parent Common Stock as set forth on Schedule 1.1;

(o)               the Parent shall have delivered the Pre-Share Exchange Indemnity Agreements to the Company, duly executed by the Parent and the Parent Indemnified Executives; and

(p)               the Parent shall have adopted the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and made all necessary filings with the State of Delaware.

ARTICLE VII.	DEFINITIONS

For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Definition	Section
2021 Plan	5.9
Affiliate	3.26
Agreement	INTRODUCTION
Auditor Letter	5.12
Business Day	1.3
Closing	1.3
Closing Date	1.3
Code	RECITALS
Company	INTRODUCTION
Company A Common Shares	1.1
Company Articles	1.1
Company Balance Sheet	2.7
Company Balance Sheet Date	2.7
Company Certificate	6.2(f)
Company Common Shares	1.1
Company Confidential Information	5.4(a)
Company Consents	2.3
Company Constitution	1.1
Company Disclosure Schedule	Article II
Company Financial Statements	2.7
Company Material Adverse Effect	2.1
Company Options	1.8
Company Shareholders	INTRODUCTION
Company Shares	1.1
Company Shares Certificates	1.6(b)
Company Subsidiary	2.5(a)
Defaulting Party	9.13

Deferred Shares	1.1
Delivered Super 8-K	2.1
Disclosure Materials	4.5(e)
Disqualification Event	3.36
D&O Insurance	5.6(d)
D&O Tail	5.6(d)
End Date	8.1(b)
EMI Options	1.8
Environmental Law	3.21(d)
Exchange Act	1.9(a)
Exchange Shares	1.1
Execution Date	INTRODUCTION
Forfeited Shares	RECITALS
Forfeiture Letters	RECITALS
GAAP	2.1
Governmental Entity	2.4
Indemnified Executives	5.6(b)
Intended Tax Treatment	RECITALS
Investment Agreement	1.1
Investor Consent	6.1(a)
Investor Director Consent	6.1(a)
Key Investor Consent	6.1(a)
Laws	2.4
Legal Proceeding	2.11
Material Contract	2.10
New Parent Options	1.8(b)
Non-Defaulting Party	9.13
Non-U.S. Person	4.5(b)
Note Cancellation Agreement	RECITALS
Ordinary Course of Business	2.4
Parent	INTRODUCTION
Parent Approval Matters	3.29
Parent Auditor	3.27
Parent Certificate	6.3(g)
Parent Common Stock	RECITALS
Parent Confidential Information	5.4(b)
Parent Covered Person	3.36
Parent Disclosure Schedule	ARTICLE III
Parent Financial Statements	3.8
Parent Form 10	3.6
Parent Indemnified Executives	5.6(c)
Parent Insider	3.26
Parent Material Adverse Effect	3.1

Parent Previous Filings	3.6
Parent SEC Filings	3.6
Parent Stockholders	RECITALS
Parent Stockholder Matters	5.9
Party	INTRODUCTION
Pre-Exchange Shares	3.2
Pre-Share Exchange Indemnity Agreements	5.6(c)
Private Placement Offering	RECITALS
Prohibited Company Shareholder	4.5(g)
Purchase Price	RECITALS
Registration Rights Agreement	1.12(c)
Reasonable Best Efforts	5.1
SEC	1.12(a)
Securities Act	1.12(a)
Security Interest	2.4
Share Exchange	RECITALS
Shareholder Nominated Director	5.6(e)
Subsidiary	2.5(a)
Super 8-K	5.3
Tax Returns	1.13
Taxes	1.13
Tompkins Note	RECITALS
Transaction Documentation	3.3
Unapproved Options	1.8(b)
Waiver of Preemption Rights	1.1

ARTICLE VIII.	TERMINATION

8.1              Termination. Except as provided in Section 8.2, this Agreement may be terminated and the Share Exchange abandoned at any time prior to the Closing only:

(a)               by the mutual agreement of the Company and the Parent:

(b)               by the Company or the Parent if the Closing Date shall not have occurred by the earlier of (i) five (5) Business Days after the date hereof or (ii) March 31, 2021 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Share Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)               by the Company if (i) any Law shall be in effect which has the effect of making the Share Exchange illegal or otherwise prohibits or prevents the consummation of the Share Exchange or (ii) if the consummation of the Share Exchange would violate any final and non-appealable order;

(d)               by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of the Parent contained in this Agreement such that the conditions set forth in Sections 6.3(c) and 6.3(d) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within ten (10) calendar days after written notice thereof to the Parent; provided, however, that no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured or (ii) if any of the conditions to Closing in Section 6.3 for the benefit of the Company are incapable of being satisfied on or before the End Date; or

(e)               by the Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Sections 6.2(b) and 6.2(c) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within ten (10) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured or (ii) if any of the conditions to Closing in Section 6.2 for the benefit of the Parent are incapable of being satisfied on or before the End Date.

8.2              Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of the Parent or the Company, or their respective representatives, as applicable; provided, however, that each party hereto shall remain liable for any willful breaches of this Agreement, or any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and provided further, however, that, the provisions of ARTICLE IX (Miscellaneous) and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this ARTICLE VIII.

ARTICLE IX.	MISCELLANEOUS

9.1              Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rules (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

9.2              No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in ARTICLE I concerning issuance of the Exchange Shares is intended for the benefit of the Company Shareholders and (b) the provisions in Section 5.8 concerning indemnification are intended for the benefit of the Indemnified Executives and the Parent Indemnified Executives, respectively, and their respective successors and assigns.

9.3              Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

9.4              Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

9.5              Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

9.6              Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7              Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company or the Company Shareholders:	SmartKem Limited Manchester Technology Center, Hexagon Tower Delaunays Road, Blackley Manchester M9 8GQ U.K. Attention: Robert Bahns Email: r.bahns@smartkem.com

Copy to (which copy shall not constitute notice hereunder):	Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Attention: Jack Hogoboom Email: jhogoboom@lowenstein.com

If to the Parent (prior to the Closing):	Parasol Investments Corporation 2255 Glades Road, Suite 324A Boca Raton, Florida 33431 Attention: Ian Jacobs Email: ian@montrosecapital.com

Copy to (which copy shall not constitute notice hereunder):	Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 Attention: Barrett S. DiPaolo Facsimile: 212-930-9725 E-mail: bdipaolo@srf.law

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.8              Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of England and Wales without giving effect to any choice or conflict of Law provision or rule (whether of England and Wales or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of England and Wales.

9.9              Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing, provided that no such amendment shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.10          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

9.11          Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such persons and irrevocably waives, to the fullest extent permitted by applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

9.12          WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.13          Remedies; Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and agree that in the event that any Party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the transactions contemplated by this Agreement, then in addition to the other remedies provided herein, the other Party or Parties (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, and shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, in each case without the requirement of posting any other bond or other type of security. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.

9.14          Survival. The representations or warranties in this Agreement and in any certificate delivered pursuant to this Agreement shall survive the Closing.

9.15          Construction.

(a)               The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)               Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement as of the date first above written.

PARENT:
PARASOL INVESTMENTS CORPORATION

By:	/s/ Ian Jacobs
	Name:	Ian Jacobs
	Title:	President

COMPANY:
SMARTKEM LIMITED

By:	/s/ Robert Bahns
	Name:	Robert Bahns
	Title:	Chief Financial Officer

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement as of the date first above written.

COMPANY SHAREHOLDER (individual)	COMPANY SHAREHOLDER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

[Address of Principal Residence:	[Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

Exhibits

Exhibit A

Amended and Restated Certificate of Incorporation of the Parent

[Intentionally Omitted]

Exhibit B

Amended and Restated Articles of Association of the Parent

[Intentionally Omitted]

Exhibit C

Form of Pre-Share Exchange Indemnity Agreement

[Intentionally Omitted]

Exhibit D

Form of Registration Rights Agreement

[Intentionally Omitted]

Exhibit E

Form of Accredited Investor Certification

[Intentionally Omitted]

Exhibit F

Form of Non-U.S. Person Investor Certification

[Intentionally Omitted]